UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 26, 2016

HARVARD BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

84 October Hill Road, Holliston, MA 01746
(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2016, Harvard Bioscience, Inc. (the “Company” or "Harvard Bioscience") entered into amendments to its Employment Agreements with Jeffrey A. Duchemin, its Chief Executive Officer, and Robert E. Gagnon, its Chief Financial Officer (the “Amendments”).  On such date the Company also entered into an Employment Agreement (the “Agreement”) with Yong Sun, the Company’s existing Vice President, Commercial Operations, which amends and supersedes the existing Offer Letter between the Company and Mr. Sun. The Amendments and Agreement were approved by the Board of Directors of the Company following a recommendation of the Company’s Compensation Committee who has engaged Arthur J. Gallagher & Co. in 2016 to assist with establishing an updated peer group and to provide analysis and recommendations pertaining to the compensation, including salary, bonus, equity grants and certain termination benefits, with respect to the Company’s Chief Executive Officer and Chief Financial Officer.

Amendment to Employment Agreement - CEO

Pursuant to the Amendment with Mr. Duchemin, the following changes were implemented:

-	With respect to certain payments that may be payable to Mr. Duchemin following a termination of Mr. Duchemin’s employment without Cause as described in his Employment Agreement, (i) the cash severance amount payable to Mr. Duchemin was increased from 12 months to 18 months of base salary; and (ii) the amount payable to Mr. Duchemin relating to COBRA coverage was increased from a value of premiums for a period of 12 months to 18 months;

-	With respect to certain payments that may be payable to Mr. Duchemin in the event he was terminated within three months prior to, or twelve months after, a Change in Control as described in the Employment Agreement, (i) the cash severance amount payable to Mr. Duchemin was increased from 18 months to 24 months of base salary and (ii) the amount payable to Mr. Duchemin relating to COBRA coverage was increased from a value of premiums for a period of 18 months to 24 months; and

-	A net best or better-off cutback provision has been added to Mr. Duchemin’s Employment Agreement which generally provides for the payments and benefits to Mr. Duchemin in connection with a change in control to be reduced to the maximum amount that does not trigger any applicable excise tax (including any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes), unless Mr. Duchemin would be better off (on an after-tax basis) receiving all payments and benefits and paying all excise and income taxes.

Amendment to Employment Agreement - CFO

Pursuant to the Amendment with Mr. Gagnon, the following changes were implemented:

-	The maximum amount of cash incentive compensation that Mr. Gagnon may be eligible to receive under his Employment Agreement on an annual basis was increased from 50% of base salary to 100% of base salary.

-	With respect to certain payments that may be payable to Mr. Gagnon in the event he was terminated within three months prior to, or twelve months after, a Change in Control as described in the Employment Agreement, (i) the cash severance amount payable to Mr. Gagnon was increased from 12 months to 18 months of base salary and (ii) the amount payable to Mr. Gagnon relating to COBRA coverage was increased from a value of premiums for a period of 12 months to 18 months; and

-	A net best or better-off cutback provision similar to the provision in the Amendment with Mr. Duchemin as described above has been added to Mr. Gagnon’s Employment Agreement.

Employment Agreement - Vice President, Commercial Operations

The Agreement with Mr. Sun provides for an initial term expiring August 26, 2017, which such term shall automatically be extended for one additional year on each anniversary of the end of the term then in effect unless, not less than 90 days prior to each such date, either party shall have given written notice to the other that it does not wish to extend the Agreement.   In addition, the Agreement provides for an annual base salary of $244,000 (“Base Salary”).  Furthermore, Mr. Sun is eligible to receive cash incentive compensation on an annual basis of up to a thirty five percent (35%) of his Base Salary upon meeting objectives as determined by the Board of Directors of the Company or a Committee thereof.  Mr. Sun is also eligible to participate in other incentive compensation plans as the Board of Directors or a Committee thereof shall provide for the Company’s senior executive officers.

The Agreement further provides that if the Company terminates Mr. Sun’s employment without Cause (as defined in the Agreement), and subject to the terms of the Agreement, the Company shall pay Mr. Sun an amount equal to 6 months of his Base Salary rate in equal installments over the period of one year from the date of termination in accordance with the Company’s payroll procedures. In the event that Mr. Sun is terminated within three months prior to, or twelve months after, a Change in Control as described in the Agreement, the Company shall pay Mr. Sun a single lump sum in cash equal to 12 months of his Base Salary. Additionally, in the event of such termination, all stock options and other stock-based awards granted to Mr. Sun shall immediately accelerate and become exercisable or non-forfeitable as of the date of the Change in Control.   The Agreement also requires us to provide certain payments and benefits to Mr. Sun in the event of a termination of his employment by the executive for good reason or upon death or disability. In return for these benefits, Mr. Sun covenants not to compete or solicit our employees for one year following the termination of employment. The Agreement with Mr. Sun also contains a net best or better-off cutback provision similar to the provisions as set forth in the Amendments described above.

The foregoing description of the principal terms of the Amendments and Agreement is qualified in its entirety by reference to the Amendments and Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1	Third Amendment to Employment Agreement, by and between Harvard Bioscience, Inc. and Jeffrey A. Duchemin, dated as of May 26, 2016.

10.2	Second Amendment to Employment Agreement, by and between Harvard Bioscience, Inc. and Robert E. Gagnon, dated as of May 26, 2016.

10.3	Employment Agreement, by and between Harvard Bioscience, Inc. and Yong Sun, dated as of May 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: May 27, 2016	By:	/s/ Robert E. Gagnon
Name: Robert E. Gagnon
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Title

10.1	Third Amendment to Employment Agreement, by and between Harvard Bioscience, Inc. and Jeffrey A. Duchemin, dated as of May 26, 2016.

10.2	Second Amendment to Employment Agreement, by and between Harvard Bioscience, Inc. and Robert E. Gagnon, dated as of May 26, 2016.

10.3	Employment Agreement, by and between Harvard Bioscience, Inc. and Yong Sun, dated as of May 26, 2016.